UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 13, 2008
Date of report (Date of earliest event reported)

Gramercy Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue
New York, New York		10170
(Address of Principal Executive Offices)		(Zip Code)

(212) 297-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Timothy J. O’Connor as President

The Board of Directors (the “Board”) of Gramercy Capital Corp. (the “Company”) appointed Timothy J. O’Connor as President of the Company effective as of November 13, 2008.  In connection with his appointment, the Company granted Mr. O’Connor 130,000 shares of restricted common stock of the Company (“Common Stock”) and 150,000 LTIP Units in GKK Capital LP, the Company’s operating partnership (the “Operating Partnership”).

The shares of restricted Common Stock granted to Mr. O’Connor are scheduled to vest as follows, subject to his continued employment with GKK Manager LLC, the external manager of the Company (the “Manager”), through such date:  43,332 shares vest on December 31, 2009; 43,334 shares vest on December 31, 2010; and 43,334 shares vest on December 31, 2011.  However, the vesting of one-half of the shares scheduled to vest each year is further conditioned upon the attainment of specified performance-based vesting criteria.  The performance-based vesting each year will occur if the Company achieves either:  (1) a 7% per annum increase in funds from operation per share, or FFO per share, (2) a 12% per annum total return on each share of Common Stock, or (3) total return to shareholders in the top third of the Company’s peer group, as determined by the Company’s Compensation Committee, in each case,, during the fiscal year ending on the applicable vesting date (or, with respect to the December 31, 2009 vesting date, during the period from October 1, 2008 (with respect to FFO per share) or October 29, 2008 (with respect to total return) through December 31, 2009) or on a cumulative basis from October 1, 2008 (with respect to FFO per share) or October 29, 2008 (with respect to total return) through such vesting date.

The LTIP Units granted to Mr. O’Connor shall vest on December 31, 2011 (or, if earlier, upon the occurrence of a “Change-in-Control” at any time or the termination of Mr. O’Connor’s service as an officer of the Company within 12 months of December 31, 2011 due to either (a) termination by the Company of the Manager as external manager and advisor of the Company, (b) termination without “Cause” by the Company, (c) resignation by Mr. O’Connor because his employment with the Manager is terminated by the Manager without “Cause” or by Mr. O’Connor with “Good Reason” (as such terms are defined in Mr. O’Connor’s employment agreement with the Manager as in effect from time to time) or (d) death or disability) if:  (1) Mr. O’Connor remains employed by the Company through such date, and (2) the market price of the Common Stock on such date is equal to or greater than $5.00 per share.  Any LTIP Units that do not vest on such date shall be forfeited.  LTIP Units are a class of limited partner interests in the Operating Partnership that are structured to qualify as “profits interests” for federal income tax purposes.  Accordingly, LTIP Units, initially, will not have full parity, on a per unit basis, with the Class A limited partner interests in the Operating Partnership with respect to liquidating distributions.  If a tax book-up event occurs, which generally includes the issuance of equity interests in the Company or the Operating Partnership and the occurrence of certain other events, at a time when the Operating Partnership’s assets have sufficiently appreciated, the LTIP Units will achieve full parity with the Class A limited partner interests.  To the extent the LTIP Unit have achieved parity with the Class A limited partner interests, the LTIP Units may be converted, subject to the satisfaction of the applicable vesting conditions, on a one-for-one basis into Class A limited partner interests.  Prior to vesting, Mr. O’Connor is entitled to receive non-liquidating distributions with respect to the LTIP Units granted to him on a per unit basis equal to 10% of the regular dividends per share paid on the Company’s common stock.  Once the LTIP Units vest, Mr. O’Connor will be entitled to receive non-liquidating distributions with respect to the vested LTIP Units on a per unit basis equal to the dividends per share paid on the Company’s common stock.

In connection with Mr. O’Connor’s appointment, the Company and Mr. O’Connor also entered into a severance agreement (the “Severance Agreement”) pursuant to which Mr. O’Connor will be entitled to receive certain benefits upon the termination of his employment with the Manager.  Pursuant to the Severance Agreement, if Mr. O’Connor’s employment with the Manager is terminated by the Manager without “Cause” or by Mr. O’Connor with “Good Reason” (as such terms are defined in Mr. O’Connor’s employment agreement with the Manager as in effect from time to time), Mr. O’Connor will be credited with 12 months of additional vesting under all equity awards granted to him by the Company, other than the LTIP Units granted in connection with the Severance Agreement.  In addition, if Mr. O’Connor’s employment with the Manager is terminated due to his death or disability, he will be credited with 12 months of additional vesting under all equity awards granted to him by the Company, other than the LTIP Units granted in connection with the Severance Agreement.  The Severance Agreement is scheduled to terminate on December 31, 2011, provided that this termination date will be automatically extended for successive one-year periods unless either party gives at least three months’ prior written notice of non-renewal.  A copy of the Severance Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The summary of the Severance Agreement set forth above is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Prior to joining the Company, since June 2008, Mr. O’Connor worked as a consultant.  Previously, Mr. O’Connor had served as Chief Operating Officer and Executive Vice President – Asset Management of iStar Financial, Inc., a publicly traded real estate investment trust focused on the financing of commercial real estate.  Mr. O’Connor served as Chief Operating Officer from March 1998 to June 2008 and as Executive Vice President from March 2000 to June 2008.  While at iStar Financial, Mr. O’Connor was responsible for developing and managing iStar Financial’s risk management and due diligence operations, participating in the evaluation and approval of new investments, coordinating iStar Financial’s information systems and managing the post-acquisition integration of several corporate acquisitions.  Previously, Mr. O’Connor was a Vice President of Morgan Stanley & Co. responsible for the performance of over $2 billion of assets acquired by the Morgan Stanley Real Estate Funds.  Prior to joining Morgan Stanley, Mr. O’Connor  was a Vice President of Greystone Realty Corporation.  Previously, Mr. O’Connor was employed by Exxon Co. USA in its real estate and engineering group.  Mr. O’Connor earned a B.S. in Engineering from the United States Military Academy at West Point in 1979 and an M.B.A. from the Wharton School of the University of Pennsylvania in 1989.  Mr. O’Connor is 53 years old.

In connection with the hiring of Mr. O’Connor, Roger M. Cozzi resigned from his role as President of the Company effective as of November 13, 2008.  Mr. Cozzi will remain as the Chief Executive Officer of the Company.

Item 9.01       Financial Statements and Exhibits.

 (d)                  Exhibits

Exhibit No.	Description

10.1	Severance Agreement, dated as of November 13, 2008, by and between the Company and Timothy J. O’Connor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 17, 2008

GRAMERCY CAPITAL CORP.

By:	/s/ John B. Roche
	Name:	John B. Roche
	Title:	Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Severance Agreement, dated as of November 13, 2008, by and between the Company and Timothy J. O’Connor.